Exhibit 99.2

 Ener-Core Enters into Agreements to Repurchase Convertible Notes

IRVINE, Calif., August 15, 2014 /PRNewswire/ -- ENER-CORE, Inc. (OTCQB: ENCR), whose proprietary Gradual Oxidation technology and equipment generates clean electric power from low quality and waste gases, announced it has entered into agreements with the investors in its April 2014 convertible notes to repurchase the notes in full.

Ener-Core will repurchase the $4.6 million principal amount of notes for $1.86 million in cash and $2.7 million in Ener-core shares valued at $0.20 per share for a total of 13,554,854 shares and will recover approximately $405,000 in cash proceeds released from restricted cash balance previously subject to a control account. Management anticipates the repurchase of the convertible notes to be completed by August 15, 2014, following which all the notes will be cancelled and the company will have no outstanding debt.

Alain Castro, CEO of Ener-Core, stated: “Our prospective customers have continued to show support for the company and signaled the closing of commercial orders; however, the debt structure has been an obstacle. While removing this high-cost debt structure through the issuance of shares and the related dilution to shareholders are difficult, we improved our balance sheet, which we believe is a prudent and essential decision to facilitate progress on our future growth initiatives and support the financial stability of Ener-Core. With Ener-Core appropriately capitalized, we believe that our discussions with prospective customers can continue and further our goal of commercial deployment of our technology.

“We believe that the repurchase of the convertible notes leaves Ener-Core in a much stronger financial position, and will bolster our ability to focus on getting commercial deals completed and serving our customers.”

For greater detail, please access the associated 8-K at www.sec.gov.

About Ener-Core, Inc.

Ener-Core designs and manufactures innovative systems for producing continuous energy from a broad range of sources, including previously unusable ultra-low quality gas. The Ener-Core Gradual Oxidizer, our patented oxidation technology, enables the conversion of these gases into useful heat and power with the lowest known associated emissions. With the Ener-Core Gradual Oxidizer matched to gas turbines, Ener-Core offers systems with fuel flexibility and pollution control for power generation. The Gradual Oxidizer can also be customized for integration with larger existing power generation systems to offer unparalleled pollution control and achieve zero emissions.

Ener-Core has developed the 250kW Ener-Core Powerstation FP250 ("FP250"), and its larger counterpart, the 2MW Ener-Core Powerstation KG2-3G/GO, to transform methane gas, especially "ultra-low-Btu gas" from landfills, coal mines, oil fields and other low quality methane sources into continuous clean electricity with near-zero emissions. The Powerstations are specifically engineered for fuel flexibility and modularity, so that these low-Btu gas sources can be used as an energy resource instead of wasted through venting and/or flaring.

With dedication, deep expertise, and broad energy experience, Ener-Core seeks to serve several markets globally, including oil fields, biogas, coal mines, natural gas, emissions control, and utility power generation. For more information, please visit the Ener-Core website: www.Ener-Core.com.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Information provided by Ener-Core, Inc., such as online or printed documents, publications or information available via its website may contain forward-looking statements that involve risks, uncertainties, assumptions, and other factors, which, if they do not materialize or prove correct, could cause its results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates," and similar words. These statements may include, among others, plans, strategies, and objectives of management for future operations; any statements regarding proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. The information contained in this release is as of June 24, 2014. Except as otherwise expressly referenced herein, Ener-Core assumes no obligation to update forward-looking statements.

SOURCE Ener-Core, Inc.

For further information: John Heilshorn, LHA, 212-838-3777, JHeilshorn@lhai.com